EXHIBIT 21.1


                           SUBSIDIARIES OF THE COMPANY

         NAME OF SUBSIDIARY                          STATE OF INCORPORATION
-----------------------------------------       --------------------------------
    Valley Systems of Ohio, Inc.                             Ohio



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